As filed with the Securities and Exchange Commission on October 19, 2022.
Registration No. 333–

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Prime Medicine, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2836	84-3097762
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Prime Medicine, Inc.
21 Erie Street
Cambridge, MA 02139
(617) 564-0013
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
offices)

Keith Gottesdiener, M.D.
President and Chief Executive Officer
Prime Medicine, Inc.
21 Erie Street
Cambridge, MA 02139
(617) 465-0013
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kingsley L. Taft Marishka DeToy Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Richard D. Truesdell, Jr. Roshni Banker Cariello Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ⊠ File No. 333-267579
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Prime Medicine, Inc. (the “Registrant”) by 1,603,235 shares, 209,117 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent not more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as an exhibit to the Initial Registration Statement (defined below). The contents of the Registration Statement on Form S-1, as amended (File No. 333-267579) (the “Initial Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on October 19, 2022, are incorporated by reference into this Registration Statement.
The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.
EXHIBIT INDEX

Exhibit No.	Exhibit Index
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of PricewaterhouseCoopers, LLP, Independent Registered Public Accounting Firm
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1*	Power of Attorney
107	Calculation of Filing Fee Table
__________________
*Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-267579), originally filed with the Securities and Exchange Commission on September 23, 2022 and incorporated by reference herein.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Prime Medicine, Inc. has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 19th day of October, 2022.

Prime Medicine, Inc.

By:	/s/ Keith Gottesdiener
Name:	Keith Gottesdiener
Title:	President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 19th day of October, 2022.

Name	Title

/s/ Keith Gottesdiener	President, Chief Executive Officer and Director (Principal Executive Officer)
Keith Gottesdiener

/s/ Carman Alenson	Interim Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)
Carman Alenson

*	Director
Robert Nelsen

*	Director
David Schenkein

*	Director
Thomas Cahill

*	Director
Michael Kelly

*	Director
Wendy Chung

*	Director
Kaye Foster

*By:	/s/ Keith Gottesdiener
Keith Gottesdiener
Attorney-in-Fact
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